As filed with the Securities and Exchange Commission on February 12, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sprint Corporation

(Exact name of registrant as specified in its charter)

Delaware	46-1170005
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6200 Sprint Parkway

Overland Park, Kansas 66251

(855) 848-3280

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sprint Communications, Inc.

(as subsidiary guarantor in respect of certain debt securities)

(Exact name of registrant as specified in its charter)

Kansas	48-0457967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6200 Sprint Parkway

Overland Park, Kansas 66251

(855) 848-3280

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jorge Gracia, Esq.

Chief Legal Officer

Sprint Corporation

6200 Sprint Parkway

Overland Park, Kansas 66251

(855) 848-3280

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Eric Maki, Esq. Jones Day 250 Vesey Street New York, NY 10281-1047 (212) 326-3939	Kimberly J. Pustulka, Esq. Jones Day 901 Lakeside Avenue Cleveland, OH 44114-1190 (216) 586-3939

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐ (do not check if a smaller reporting company)	Smaller Reporting Company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/ Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Common Stock
Preferred Stock
Depositary Shares(2)
Debt Securities
Warrants
Purchase Contracts
Subsidiary Guarantees of Debt Securities(3)
Units(4)
Subscription Rights

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminable prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, or Securities Act, the registrant is deferring payment of all of the registration fee.
(2)	Each depositary share will be issued under a deposit agreement and will represent an interest in a fractional share or multiple shares of preferred stock.
(3)	A guarantee may be provided by Sprint Communications, Inc., a subsidiary of Sprint Corporation, of the payment of principal of and interest on some or all of the debt securities issued by Sprint Corporation. Pursuant to Rule 457(n) of the Securities Act no separate registration fee is payable with respect to such guarantee.
(4)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Units

Subscription Rights

We may offer and sell, from time to time, in one or more offerings, together or separately:

(1)	common stock;

(2)	preferred stock;

(3)	preferred stock represented by depositary shares;

(4)	debt securities;

(5)	warrants;

(6)	purchase contracts;

(7)	units; and

(8)	subscription rights.

Our subsidiary, Sprint Communications, Inc., or Sprint Communications, may guarantee some or all of the debt securities offered by this prospectus.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of the securities and their offering prices in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you decide to invest in any of these securities.

Our common stock is traded on the New York Stock Exchange, or the NYSE, under the symbol “S.”

Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of our securities offered by this prospectus may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

You should carefully consider the risk factors included in any accompanying prospectus supplement and in the reports we file with the Securities and Exchange Commission, or SEC, that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider. See “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated February 12, 2018

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, containing specific information about the terms of the securities being offered and the manner in which they may be offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement and any pricing supplement may also add to, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement or free writing prospectus, you should rely on the information in that prospectus supplement or free writing prospectus. You should read the entire prospectus, the prospectus supplement and any pricing supplement together with additional information described under the heading “Where You Can Find More Information—Incorporation by Reference” before making an investment decision.

You should rely only on the information provided in this prospectus, the related prospectus supplement, including any information incorporated by reference, and any pricing supplement. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus, the related prospectus supplement and any pricing supplement. We are not making offers to sell securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which the information is contained or other date referred to in that document, regardless of the time of sale or issuance of any security.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “Sprint,” “we,” “us,” “our” or similar references mean Sprint Corporation and its consolidated subsidiaries.

ABOUT SPRINT CORPORATION

Sprint Corporation, including its subsidiaries, is a communications company offering a comprehensive range of wireless and wireline communications products and services that are designed to meet the needs of individual consumers, businesses, government subscribers, and resellers.

We are a large wireless communications company in the United States, as well as a provider of wireline services. Our services are provided through our ownership of extensive wireless networks, an all-digital global wireline network and a Tier 1 Internet backbone. We offer wireless and wireline services to subscribers in all 50 states, Puerto Rico, and the United States Virgin Islands under the Sprint corporate brand, which includes our retail brands of Sprint®, Boost Mobile®, Virgin Mobile®, and Assurance Wireless® on our wireless networks utilizing various technologies including third generation (3G) code division multiple access (CDMA) and fourth generation (4G) services utilizing Long Term Evolution (LTE). We utilize these networks to offer our wireless subscribers differentiated products and services through the use of a single network or a combination of these networks.

We maintain our principal executive offices at 6200 Sprint Parkway, Overland Park, Kansas 66251. Our telephone number there is (855) 848-3280. The address of our website is www.sprint.com. Information on, or accessible through, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

Sprint files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials filed with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or (202) 942-8090 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus, other than documents that we file with the SEC that are incorporated by reference in this prospectus.

This prospectus contains summaries of provisions contained in some of the documents discussed in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Do not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to the registration statement because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any subsequent date.

Incorporation of Documents by Reference

The SEC allows us to incorporate by reference information into this prospectus. This means we can disclose information to you by referring you to another document we filed with the SEC. We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to Sprint Corporation, 6200 Sprint Parkway, Overland Park, Kansas 66251. Attention: Investor Relations, telephone: (800) 259-3755. This prospectus incorporates by reference the following documents that we have filed with the SEC but have not included or delivered with this prospectus:

•	Annual Report on Form 10-K for the year ended March 31, 2017, filed on May 26, 2017;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2017, filed on August 3, 2017, September 30, 2017, filed on November 2, 2017, and December 31, 2017, filed on February 6, 2018;

•	Current Reports on Form 8-K filed on August 4, 2017, September 25, 2017, January 4, 2018, January 17, 2018 and February 12, 2018 and on Form 8-K/A filed on November 3, 2017; and

•	The description of our common stock included in our Current Report on Form 8-K filed on July 11, 2013.

We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, after the date of this prospectus until the offering of the particular securities covered by a prospectus supplement has been completed, other than any portion of the respective filings that are furnished, rather than filed, under the applicable SEC rules. This additional information is a part of this prospectus from the date of filing of those documents.

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document, which is also incorporated or deemed to be incorporated into this prospectus, modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. They can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, among other things, the following:

•	our ability to continue to obtain additional financing, including receivables facilities and monetizing certain of our assets, including those under our existing or future programs to monetize a portion of our network or spectrum holdings, or to modify the terms of our existing financing, on terms acceptable to us, or at all;

•	our ability to retain and attract subscribers and to manage credit risks associated with our subscribers;

•	the effects of any future merger or acquisition involving us, as well as the effect of mergers, acquisitions and consolidations, and new entrants in the communications industry, and unexpected announcements or developments from others in our industry;

•	the effective implementation of our plans to improve the quality of our network, including timing, execution, technologies, costs, and performance of our network;

•	failure to improve subscriber churn, bad debt expense, accelerated cash use, costs and write-offs, including with respect to changes in expected residual values related to any of our service plans, including installment billing and leasing programs;

•	the ability to generate sufficient cash flow to fully implement our plans to improve and enhance the quality of our network and service plans, improve our operating margins, implement our business strategies, and provide competitive new technologies;

•	the effects of vigorous competition on a highly penetrated market, including the impact of competition on the prices we are able to charge subscribers for services and devices we provide and on the geographic areas served by our network;

•	the impact of device financing programs, including leasing of handsets; the impact of purchase commitments; the overall demand for our service plans; and the impact of new, emerging, and competing technologies on our business;

•	our ability to provide the desired mix of integrated services to our subscribers;

•	our ability to continue to access our spectrum and acquire additional spectrum capacity;

•	changes in available technology and the effects of such changes, including product substitutions and deployment costs and performance;

•	volatility in the trading price of our common stock, current economic conditions and our ability to access capital, including debt or equity;

•	the impact of various parties not meeting our business requirements, including a significant adverse change in the ability or willingness of such parties to provide service and products, including distribution, or infrastructure equipment for our network;

•	the costs and business risks associated with providing new services and entering new geographic markets;

•	the ability of our competitors to offer products and services at lower prices due to lower cost structures or otherwise;

•	our ability to comply with restrictions imposed by the U.S. Government as a condition to the SoftBank Merger (as defined below);

•	the effects of any material impairment of our goodwill or other indefinite-lived intangible assets;

•	the impacts of new accounting standards or changes to existing standards that the Financial Accounting Standards Board or other regulatory agencies issue, including the SEC;

•	unexpected results of litigation filed against us or our suppliers or vendors;

•	the costs or potential customer impact of compliance with regulatory mandates including, but not limited to, compliance with the Federal Communications Commission’s Report and Order to reconfigure the 800 MHz band and any government regulation regarding “net neutrality”;

•	equipment failure, natural disasters, terrorist acts or breaches of network or information technology security;

•	one or more of the markets in which we compete being impacted by changes in political, economic or other factors such as monetary policy, legal and regulatory changes, or other external factors over which we have no control;

•	the impact of being a “controlled company” exempt from many corporate governance requirements of the NYSE; and

•	other risks referenced from time to time in our filings with the SEC, including in Part I, Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K.

We specifically disclaim any obligation to update any factors or publicly announce the results of revisions to any of the forward-looking statements included in this prospectus, including the information incorporated by reference, to reflect future events or developments except as required by law.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in any prospectus supplement, or incorporated by reference from our most recent annual report on Form 10-K, as amended or supplemented by subsequent Quarterly Reports on Form 10-Q and other SEC filings filed after such annual report, which will be incorporated by reference into this document. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio has been computed by dividing earnings by fixed charges. For purposes of computing the ratio:

•	earnings (loss) consist of the sum of (i) earnings (loss) from continuing operations before income taxes, (ii) equity in losses of unconsolidated investments, (iii) fixed charges as defined below and (iv) amortization of capitalized interest. From this total, we subtract interest capitalized; and

•	fixed charges consist of (i) interest costs (both expensed and capitalized), (ii) amortization of debt expense and discount or premium relating to any indebtedness and (iii) that portion of rental expense that is representative of the interest factor.

We had no preferred stock outstanding for any period presented in the table and, accordingly, our ratio of earnings to combined fixed charges and preferred stock dividends is the same as our ratio of earnings to fixed charges.

On July 10, 2013, SoftBank Corp. and certain of its wholly-owned subsidiaries, together, SoftBank, completed the merger, or the SoftBank Merger, with Sprint Communications, formerly known as Sprint Nextel Corporation. The following table shows the ratio of earnings to fixed charges relating to (i) Sprint Communications and its consolidated subsidiaries for periods prior to the SoftBank Merger, or the predecessor period, and (ii) Sprint Corporation and its consolidated subsidiaries, formerly known as Starburst II, for periods subsequent to the incorporation of Starburst II on October 5, 2012, or the successor period. The successor period ratio of earnings to fixed charges includes the activity and accounts of Sprint Corporation and its consolidated subsidiaries as of and for the periods ending after July 10, 2013, which includes the activity and accounts of Sprint Communications and its consolidated subsidiaries, inclusive of the consolidation of Clearwire Corporation, beginning on July 11, 2013.

	Successor													Predecessor
	Nine Months Ended December 31, 2017	Year Ended March 31, 2017		Year Ended March 31, 2016		Year Ended March 31, 2015		Three-Month Transition Period Ended March 31, 2014		Year Ended December 31, 2013		87 Days Ended December 31, 2012		191 Days Ended July 10, 2013		Year Ended December 31, 2012
Ratio of earnings to fixed charges	1.3	—	(1)	—	(2)	—	(3)	—	(4)	—	(5)	—	(6)	1.6	(7)	—	(8)

(1)	Successor earnings (loss), as adjusted, were inadequate to cover fixed charges by $682 million for the year ended March 31, 2017.
(2)	Successor earnings (loss), as adjusted, were inadequate to cover fixed charges by $1.8 billion for the year ended March 31, 2016.
(3)	Successor earnings (loss), as adjusted, were inadequate to cover fixed charges by $3.8 billion for the year ended March 31, 2015.
(4)	Successor earnings (loss), as adjusted, were inadequate to cover fixed charges by $75 million for the three months ended March 31, 2014.
(5)	Successor earnings (loss), as adjusted, were inadequate to cover fixed charges by $1.8 billion for the year ended December 31, 2013.
(6)	Successor earnings (loss), as adjusted, were inadequate to cover fixed charges by $23 million for the 87 days ended December 31, 2012.
(7)	The income from continuing operations before income taxes for the 191 days ended July 10, 2013 included a pretax gain of $2.9 billion as a result of acquisition of our previously-held equity interest in Clearwire Corporation.
(8)	Predecessor earnings (loss), as adjusted, were inadequate to cover fixed charges by $3.3 billion for the year ended December 31, 2012.

USE OF PROCEEDS

Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include, among other things, network expansion and modernization, financing investments and acquisitions, repurchases of our outstanding debt or equity securities, debt retirement or service requirements and redemption of outstanding debt, or for other working capital requirements. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest those proceeds.

DESCRIPTION OF SPRINT COMMON STOCK

This section describes the general terms and provisions of our common stock. The prospectus supplement relating to any offering of common stock, or other securities convertible into or exchangeable or exercisable for common stock, will describe more specific terms of the offering of common stock or other securities, including the number of shares offered, the initial offering price, and market price and dividend information.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation, or certificate of incorporation, and amended and restated bylaws, or bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read our certificate of incorporation and bylaws for additional information before you purchase any shares of our common stock.

General

Our certificate of incorporation provides that we may issue up to 9,000,000,000 shares of common stock, par value $0.01 per share (“Common Stock”); 1,000,000,000 shares of non-voting common stock, par value $0.01 per share (“Non-Voting Common Stock” and collectively with Common Stock, “Collective Common Stock”); and 20,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of January 31, 2018, 4,003,037,921 shares of Common Stock were issued and outstanding. As of January 31, 2018, no shares of Non-Voting Common Stock and no shares of Preferred Stock were issued and outstanding.

Voting Powers

General

Except as provided in our certificate of incorporation, each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of our stockholders and, together with the holders of shares of all other classes or series of stock entitled to attend such meetings and to vote together with the shares of Common Stock on such matter or thing, to cast one vote for each outstanding share of Common Stock held of record by such stockholder upon any matter or thing upon which stockholders are entitled to vote generally. The holders of shares of Common Stock shall have the exclusive voting power of the Collective Common Stock.

Except as otherwise required by law, shares of Non-Voting Common Stock have no voting power and the holders thereof, as such, shall not be entitled to vote on any matter that is submitted to a vote or for the consent of our stockholders.

In addition to any vote of the holders of shares of one or more series of Preferred Stock that may be required by the terms of our certificate of incorporation, the number of authorized shares of any class or classes of our capital stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of all of the then issued and outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (“DGCL”).

Cumulative Voting

Our stockholders are not entitled to cumulative voting of their shares in elections of directors.

Liquidation Rights

Immediately prior to the earlier of (i) any distribution of our assets to the holders of shares of Common Stock in connection with a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of Sprint Corporation; or (ii) any record date established to determine the holders of shares of capital stock of Sprint Corporation entitled to receive such distribution of assets, each outstanding share of Non-Voting Common Stock shall automatically, without any further action, convert into and become one share of Common Stock.

Dividends

Subject to the provisions of our certificate of incorporation and our bylaws, our board of directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon our capital stock as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds available for dividends, such sum or sums as our board from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as our board shall deem conducive to our interests.

Subject to the rights and preferences applicable to any series of Preferred Stock, if any, outstanding at any time, the holders of shares of Non-Voting Common Stock shall be entitled to receive, on a per share basis, the same form and amount of dividends and other distributions of cash, property, or shares of our stock as may be declared by our board of directors from time to time with respect to shares of Common Stock; provided, however, that in the event that such dividend is paid in the form of shares of Common Stock or rights to acquire shares of Common Stock, the holders of shares of Non-Voting Common Stock shall receive shares of Non-Voting Common Stock or rights to acquire shares of Non-Voting Common Stock, as the case may be.

Preemptive Rights

No holder of shares of any class or series of our capital stock or holder of any security or obligation convertible into shares of any class or series of our capital stock has any preemptive right to subscribe for, purchase or otherwise acquire shares of any class or series of our capital stock.

Redemption of Shares Held by Aliens

Our certificate of incorporation permits, by action of our board of directors and at least a majority of the independent directors on our board of directors, the redemption by us of shares of our capital stock held by aliens in its sole discretion. The provisions permit capital stock to be redeemed at a price in cash mutually agreed between us and the holders of the capital stock subject to redemption. If no mutually acceptable agreement can be reached, the stock will be redeemed at the fair market value, which (i) for publicly traded securities, will be determined on the trading price of the security over the 30-day period ending three days prior to the date of redemption and (ii) for all non-publicly traded securities, will be determined in good faith by the disinterested and independent members of our board of directors.

We will give written notice of the redemption date at least five but no more than 30 days before the redemption date to the record holders of the shares selected to be redeemed.

From and after the redemption date, unless there shall have been a default in payment, all rights of the holders of shares of capital stock designated for redemption in the redemption notice as holders of such shares of capital stock (except the right to receive the redemption payment without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of Sprint Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of Sprint Corporation legally available for redemption of shares of capital stock on any redemption date are insufficient to redeem the total number of shares of capital stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of capital stock to be redeemed. The shares of capital stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of Sprint Corporation are legally available for the redemption of shares of capital stock, such funds will immediately be used to redeem the balance of the shares which Sprint Corporation has become obligated to redeem on any redemption date but which it has not redeemed.

Prior to effecting any redemption, we will provide any holder of capital stock to be redeemed with reasonable prior written notice of the reason giving rise to our redemption right and, if requested to do so by such holder, we will reasonably cooperate with such affected holder in arranging another method to minimize or eliminate the reason giving rise to our redemption right, including, but not limited to and not in any particular order of priority, preparing and filing waiver requests with the FCC, developing alternative ownership structures, assisting with a sale of such holders’ interest in us, amending our certificate of incorporation and obtaining FCC approvals for such transaction.

The provisions regarding redemption do not apply to SoftBank or any of its controlled affiliates, any acquisition of shares of Common Stock or our other capital stock by SoftBank or any of its controlled affiliates, or any ownership of such shares otherwise attributed to SoftBank or any of its controlled affiliates, and we have no authority under these provisions to redeem any shares of Common Stock or our other capital stock beneficially owned, directly or indirectly, by SoftBank or any of its controlled affiliates.

Subdivision or Combination; Equal Status

Our certificate of incorporation provides that if we in any manner subdivide or combine the outstanding shares of Common Stock, the outstanding shares of Non-Voting Common Stock will be subdivided or combined in the same manner. We may not subdivide or combine the outstanding shares of Non-Voting Common Stock unless a subdivision or combination is made in the same manner with respect to the shares of Common Stock.

Except as expressly provided in the certificate of incorporation (including with respect to voting rights), shares of Non-Voting Common Stock shall have the same rights and privileges and rank equally, share ratably, and be identical in all respects to shares of Common Stock as to all matters. Without limiting the generality of the foregoing, (i) in the event of a merger, consolidation, or other business combination of Sprint Corporation requiring the approval of the holders of shares of our capital stock entitled to vote thereon (whether or not Sprint Corporation is the surviving entity), the holders of shares of Non-Voting Common Stock shall receive the same amount and form of consideration, if any, on a per share basis as the consideration, if any, received by holders of shares of Common Stock in connection with such merger, consolidation, or combination (provided that if holders of shares of Common Stock are entitled to make an election as to the amount or form of consideration such holders shall receive in any such merger, consolidation, or combination with respect to their shares of Common Stock, the holders of shares of Non-Voting Common Stock shall be entitled to make the same election as to their shares of Non-Voting Common Stock), and (ii) in the event of (x) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which Sprint Corporation is a party or (y) any tender or exchange offer by Sprint Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of shares of Non-Voting Common Stock shall be entitled to participate in such tender or exchange offer on the same terms as holders of shares of Common Stock and shall be entitled to receive the same amount and form of consideration on a per share basis as the holders of shares of Common Stock (provided that if holders of shares of Common Stock are entitled to make an election as to the amount or form of consideration such holders shall receive in any such tender or exchange offer with respect to their shares of Common Stock, the holders of shares of Non-Voting Common Stock shall be entitled to make the same election as to their shares of Non-Voting Common Stock).

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A., Canton, Massachusetts.

Anti-takeover Provisions

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Notice Provisions Relating to Stockholder Proposals and Nominees

Our bylaws contain provisions requiring stockholders to give advance written notice to us of a proposal or director nomination in order to have the proposal or the nominee considered at an annual meeting of stockholders. The notice must usually be received not less than 90 days and not more than 120 days before the first anniversary of the preceding year’s annual meeting. Under our bylaws, a special meeting of stockholders may be called only by our board of directors, pursuant to a resolution approved by a majority of our board of directors. Our stockholders may not call a special meeting.

Blank Check Preferred

Our certificate of incorporation provides for 20,000,000 shares of Preferred Stock. The existence of authorized but unissued shares of Preferred Stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer or otherwise. To the extent our board causes shares of our Preferred Stock to be issued, the voting or other rights of a potential acquirer might be diluted. Our board of directors has the authority to issue shares of our Preferred Stock without any action by our stockholders. Any such issuance may have the effect of delaying, deterring or preventing a change of control of us.

Additional Provisions

As of January 31, 2018, SoftBank beneficially owned approximately 84% of Sprint on a fully diluted basis. SoftBank’s ordinary shares are publicly traded in Japan. Pursuant to our certificate of incorporation, in the event that the combined voting interest of SoftBank and its controlled affiliates in Sprint exceeds 85% of the outstanding voting securities of Sprint, then SoftBank or a controlled affiliate will make an offer to acquire all the remaining shares of Sprint common stock at a price not less than the volume-weighted average closing price of Sprint common stock for the 20 consecutive trading days immediately preceding such offer.

Each director of Sprint will remain in office until the earlier of his or her resignation or successors are elected in accordance with the bylaws of Sprint.

At all times until such time as the combined voting interest of SoftBank and its controlled affiliates in Sprint falls below 50% and remains below 50% for 90 consecutive days, the Sprint board of directors will include not fewer than three (or such greater number as may be required by applicable law or listing rules) individuals who qualify as “Independent Directors” (as such term is defined in the NYSE listing rules).

If the combined voting interest of SoftBank and its controlled affiliates in Sprint remains below 50% for 90 consecutive days, then the board composition requirements described above will no longer apply. Thereafter, unless and until the combined voting interest of SoftBank and its controlled affiliates in Sprint remains below 10% for 90 consecutive days, the Sprint board of directors will include a number of individuals nominated by SoftBank or its controlled affiliate that is proportional to the combined voting interest of SoftBank and its controlled affiliates in Sprint, rounded up to the nearest whole number.

In order to address certain national security considerations in connection with the SoftBank Merger, SoftBank and Sprint entered into a National Security Agreement, or the NSA. Under the NSA, one director of Sprint designated by SoftBank, subject to U.S. government approval, is designated as the “Security Director.” The Security Director administers, and is authorized and empowered to comply with and perform his or her obligations under, the NSA.

Subject to the composition requirements described above, the Sprint bylaws provide that:

•	any director of Sprint may be removed, with or without cause, by action of holders of capital stock having a majority of the voting power of then-outstanding shares entitled to vote in the election of directors; and

•	any director nominated by SoftBank or its controlled affiliates may be removed by SoftBank or its relevant controlled affiliate by written notice to the Sprint board of directors.

Notwithstanding the prior two bulleted subparagraphs, removal of the Security Director will be subject to the additional requirements of the NSA.

As a result, until such time as SoftBank and its controlled affiliates hold shares representing less than a majority of the votes entitled to be cast by the holders of outstanding common stock of Sprint at a stockholder meeting, SoftBank generally will have the ability to control the outcome of any matter submitted for the vote of Sprint’s stockholders, except in certain circumstances set forth in Sprint’s certificate of incorporation or bylaws. The interests of SoftBank may not coincide with the interests of Sprint’s other stockholders. SoftBank’s ability, subject to the limitations in Sprint’s certificate of incorporation and bylaws, to control all matters submitted to Sprint’s stockholders for approval, limits the ability of other stockholders to influence corporate matters and, as a result, Sprint may take actions that its stockholders do not view as beneficial.

In addition, the existence of a controlling stockholder of Sprint may have the effect of making it more difficult for a third party to acquire, or discouraging a third party from seeking to acquire, Sprint. A third party would be required to negotiate any such transaction with SoftBank, and the interests of SoftBank with respect to such transaction may be different from the interests of Sprint’s other stockholders.

Our certificate of incorporation and bylaws also contain various provisions relating to required approvals by certain members of our board of directors to approve certain actions, restrictions on conduct of competing businesses by SoftBank, allocation of corporate opportunities between us and SoftBank and a mandatory requirement that SoftBank offer to purchase all outstanding shares of Common Stock under certain circumstances.

DESCRIPTION OF SPRINT PREFERRED STOCK

This section describes the general terms and provisions of our Preferred Stock. The prospectus supplement relating to any offering of Preferred Stock, or other securities convertible into or exchangeable or exercisable for Preferred Stock, will describe more specific terms of the Preferred Stock being offered, including the designation of the series, the number of shares offered, the initial offering price and any voting, dividend, and liquidation preference rights, and any general terms described in this section that will not apply to those shares of Preferred Stock.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and the certificate of designation relating to the applicable series of Preferred Stock that we will file with the Secretary of State of the State of Delaware, each of which is or will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read our certificate of incorporation and the applicable certificate of designation for additional information before you purchase any shares of our Preferred Stock or securities convertible into or exchangeable or exercisable for our Preferred Stock.

General

Our certificate of incorporation authorizes the issuance of up to 20,000,000 shares of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, each of which is to have the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in our certificate of incorporation, or in a resolution or resolutions providing for the issue of that series adopted by our board of directors.

Our board of directors, without further action of our stockholders, has the authority to create one or more series of Preferred Stock and, with respect to each series, to fix or alter as permitted by law:

•	the number of shares and the distinctive designation of the series;

•	the dividend rights;

•	any redemption rights, terms and prices;

•	the terms of any retirement or sinking funds;

•	the rights, terms and prices, if any, by which the shares may be convertible into, or exchangeable for, other shares;

•	the voting power, if any; and

•	any other terms, conditions, special rights and protective provisions.

No shares of Preferred Stock are outstanding as of January 31, 2018.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of shares of our Preferred Stock represented by depositary shares. The prospectus supplement relating to the offering of depositary shares will describe more specific terms of the depositary shares being offered, including the number of shares offered, the initial offering price and the powers, preferences and other rights of the underlying Preferred Stock and any general terms outlined in this section that will not apply to those depositary shares.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable deposit agreement (including the depositary receipt), the form of which will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read the form of deposit agreement (including the depositary receipt) for additional information before you purchase any of our depositary shares.

General

We may, at our option, elect to offer fractional interests in shares of Preferred Stock, rather than shares of Preferred Stock. If we exercise this option, we will appoint a depositary to issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement) of a share of a particular series of Preferred Stock as described below.

The shares of any series of Preferred Stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by the depositary share, to all the rights and preferences of the Preferred Stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of Preferred Stock.

To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. The forms of deposit agreement and depositary receipt will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Immediately following our issuance of shares of a series of Preferred Stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will be issued evidencing only whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will then be prepared without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of Preferred Stock to the record holders of depositary shares relating to the series of Preferred Stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute the securities or property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, and the distribution of the net proceeds. The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the Preferred Stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the Preferred Stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the Preferred Stock. If we redeem shares of a series of Preferred Stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of Preferred Stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of Preferred Stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of Preferred Stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of Preferred Stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of Preferred Stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of Preferred Stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the Preferred Stock to the extent that it does not receive specific instructions from the holders of depositary shares representing the Preferred Stock.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby is entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of Preferred Stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of Preferred Stock, but holders of the whole shares of Preferred Stock will not thereafter be entitled to deposit the shares of Preferred Stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of Preferred Stock to be withdrawn, the depositary will deliver to the holder, upon his or her order, a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of Preferred Stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days’ prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of Preferred Stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of Preferred Stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of Preferred Stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of Preferred Stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal is to take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the related Preferred Stock. The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and, if shares of a series of Preferred Stock are redeemable, the depositary also will act as redemption agent for the corresponding depositary receipts. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the depositary shares, and, if applicable, collateral arrangements and depositary arrangements, relating to the depositary shares.

DESCRIPTION OF DEBT SECURITIES AND SPRINT COMMUNICATIONS GUARANTEE

This section contains a description of the general terms and provisions of the debt securities that may be offered by this prospectus. Some or all of the debt securities may have the benefit of a guarantee by Sprint Communications. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by Sprint Communications.

We may issue debt securities under an indenture, dated as of September 11, 2013, by and between Sprint Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee. The indenture may be supplemented from time to time. We have summarized the material provisions of the indenture below. The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the indenture. You can obtain a copy of the indenture by following the directions described under the caption “Where You Can Find More Information.” In this section, references to the “Company,” “we,” “us,” “our” or similar references mean Sprint Corporation, excluding its subsidiaries.

In addition, the material specific financial, legal and other terms, as well as any material U.S. federal income tax consequences, of a particular series of debt securities will be described in the prospectus supplement relating to that series of debt securities. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

General

The indenture does not limit the aggregate principal amount of debt securities that we may issue and the indenture provides that we may issue debt securities from time to time in one or more series, with the same or various maturities. Unless otherwise specified in a prospectus supplement for a particular series, we may issue additional debt securities of such series without the consent of the holders of the debt securities of that series outstanding at the time of the issuance. Any additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. The indenture does not limit our ability to incur other debt and does not contain financial or similar restrictive covenants, except as described below.

We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that any debt securities that we issue be issued under the indenture described in this prospectus. Thus, any debt securities that we may issue may be issued under other indentures or documentation containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities.

Unless otherwise specified in a prospectus supplement for a particular series, the debt securities covered by this prospectus will be our direct unsecured obligations and will rank equally with our other unsecured and unsubordinated indebtedness. Secured indebtedness will rank ahead of the debt securities to the extent of the value of the assets securing such indebtedness.

We and Sprint Communications conduct operations primarily through our subsidiaries and substantially all of our consolidated assets are held by our subsidiaries other than Sprint Communications. Accordingly, our cash flow and our ability to meet our obligations under outstanding debt securities largely will be dependent on the earnings of our subsidiaries other than Sprint Communications and the distribution or other payment of these earnings to us in the form of dividends, loans or advances and repayment of loans and advances from us. Our and Sprint Communications’ subsidiaries are separate and distinct legal entities and have no obligation to pay the amounts that will be due on our debt securities or to make any funds available for payment of amounts that will be due on our debt securities. Because we and Sprint Communications are primarily holding companies, our obligations under our debt securities, including any debt securities guaranteed by Sprint Communications, will be effectively subordinated to all existing and future liabilities of our subsidiaries, other than Sprint Communications in the case of debt securities guaranteed by Sprint Communications. Therefore, our rights, and the rights of our creditors, including the rights of the holders of the debt securities, to participate in any distribution of assets of any of our subsidiaries, other than Sprint Communications in the case of debt securities guaranteed by Sprint Communications, if such subsidiary were to be liquidated or reorganized, are subject to the prior claims of the subsidiary’s creditors. To the extent that we may be a creditor with recognized claims against our subsidiaries, our claims will still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary that are senior to us.

The indentures and financing arrangements of certain subsidiaries’ debt contain provisions that limit cash dividend payments on subsidiary common stock. The transfer of cash in the form of advances from the subsidiaries to the parent generally is not restricted.

A prospectus supplement relating to the debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and series of the debt securities;

•	the principal amount of the series of debt securities and whether there will be any limit upon the aggregate principal amount of such debt securities;

•	the person to whom interest, if any, on the debt securities will be payable, if other than the person in whose name that debt security is registered at the close of business on the regular record date for such interest, if any;

•	the date or dates on which the principal of the debt securities will be payable, or the method or methods, if any, by which such date or dates will be determined;

•	the rate of interest, if any, which may be fixed or floating, at which the debt securities will bear interest, or the method of determining the rate, if any;

•	whether payments of the principal of, and premium and interest, if any, on the debt securities will be determined by any index, formula or other method and the manner of determining the amount of these payments;

•	the date or dates from which interest, if any, will accrue;

•	the dates on which interest, if any, will be payable and the related record dates;

•	the place or places where the principal of, and premium and interest, if any, on the debt securities will be payable if other than the location specified in this prospectus;

•	if such debt securities are to be redeemable at our option, any redemption dates, prices, rights, obligations and restrictions on the debt securities;

•	any mandatory or optional sinking fund, purchase fund or similar provisions;

•	the denominations in which the debt securities will be issuable if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the currency or currency unit in which principal, and premium and interest, if any, on the debt securities will be paid if other than U.S. dollars;

•	the currency or currency units in which the debt securities will be payable, if, at the election of us or a holder thereof, the principal of, and premium and interest, if any, on the debt securities is to be paid in one or more currencies or currency units other than that in which such debt securities are stated to be payable, and the terms and conditions upon which such election may be made and the amount so payable;

•	provisions specifying whether the debt securities will be convertible into other securities of ours and/or exchangeable for securities of ours or other issuers and, if so, the terms and conditions upon which such debt securities will be convertible or exchangeable;

•	the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity thereof as described below under the caption “—Events of Default—Remedies,” if other than the entire principal amount thereof;

•	whether the debt securities, in whole or any specified part, will not be defeasible as described below under the caption “—Defeasance”;

•	whether the debt securities will be issued in permanent global form and the circumstances under which the permanent global debt security may be exchanged;

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events, which may include provisions related to change of control;

•	any deletions from, changes in or additions to the events of default or the covenants specified in the indenture or in this prospectus;

•	whether the debt securities will be guaranteed (including by Sprint Communications) and, if so, the terms of such guarantee;

•	whether the debt securities will be issued with warrants to purchase other securities;

•	any term applicable to original issue discount debt securities, if any, including the rate or rates at which such original issue discount debt securities, if any, shall accrue, and any necessary or desirable conforming changes to other provisions of the indenture; and

•	any other material terms of the debt securities or guarantees not specified in this prospectus.

Unless the applicable prospectus supplement states otherwise, debt securities will be issued in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000. Holders of debt securities will not pay any service charge for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange.

Unless the applicable prospectus supplement states otherwise, the covenants contained in the indenture and the debt securities would not necessarily afford holders protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders.

Payment; Transfer

Unless the applicable prospectus supplement states otherwise, principal of, premium, if any, and interest, if any, on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the trustee. However, interest may be paid at our option by check mailed to the address of the holder entitled to the interest as it appears on the applicable security register. We will have the right to require a holder of any debt security, in connection with any payment on the debt security, to certify information to us or, in the absence of certification, we may rely on any legal presumption to enable us to determine our obligation, if any, to deduct or withhold taxes, assessments or governmental charges from the payment. In the event the debt securities are issued in book entry form, payments will be made through the facilities of The Depository Trust Company, or DTC, see “Book-Entry System” below.

Restrictive Covenants

Liens

Under the indenture, we will not directly or indirectly create, incur or allow to exist any Lien (1) securing our indebtedness for borrowed money on any property or assets of ours or any property or assets of our subsidiaries, now owned or acquired at a later time, or (2) securing any indebtedness for borrowed money on any of our property or assets now owned or acquired at a later time, in either case, unless:

•	we have made or will make effective provision whereby the outstanding debt securities are equally and ratably secured with (or prior to) all other indebtedness for borrowed money secured by such Lien for so long as any such other indebtedness for borrowed money is so secured;

•	the Lien is a Permitted Lien; or

•	the aggregate principal amount of indebtedness secured by the Lien and any other such Lien, other than Permitted Liens, does not exceed 15% of the Company’s Consolidated Net Tangible Assets (for the avoidance of doubt, calculated at the time of the incurrence of such indebtedness).

Definitions. Under the indenture:

“Capital Lease Obligations” means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles. The amount of indebtedness will be the capitalized amount of the obligations determined in accordance with generally accepted accounting principles consistently applied.

“Consolidated Net Tangible Assets” means the Company’s consolidated total assets as reflected in its most recent balance sheet preceding the date of determination prepared in accordance with generally accepted accounting principles consistently applied, less

•	current liabilities, excluding current maturities of long-term debt and Capital Lease Obligations, and

•	goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other similar intangible assets, excluding any investments in permits or licenses issued, granted or approved by the Federal Communications Commission.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, priority or other security agreement of any kind or nature whatsoever on or with respect to property including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

“Permitted Liens” means:

(1) Liens existing on the date that the applicable debt securities are issued;

(2) Liens on property existing at the time of acquisition of the property or to secure the payment of all or any part of the purchase price of the property or to secure any indebtedness incurred before, at the time of or within 270 days after the acquisition of the property for the purpose of financing all or any part of the purchase price of the property;

(3) Liens securing indebtedness owed by any of our subsidiaries to us or any of our subsidiaries;

(4) Liens on property of any entity, or on the stock, indebtedness or other obligations of any entity, existing at the time

•	the entity becomes a subsidiary of ours,

•	the entity is merged into or consolidated with us or a subsidiary of ours, or

•	we or a subsidiary of ours acquires all or substantially all of the assets of the entity,

as long as the Liens do not extend to any other property of ours or property of any other subsidiary of ours;

(5) Liens on property to secure any indebtedness incurred to provide funds for all or any part of the cost of development of or improvements to the property;

(6) Liens on our property or the property of any of our subsidiaries securing

•	contingent obligations on surety and appeal bonds, and

•	other nondelinquent obligations of a similar nature, in

each case, incurred in the ordinary course of business;

(7) Liens on property securing Capital Lease Obligations, provided that

•	the Liens attach to the property within 270 days after the acquisition thereof, and

•	the Liens attach solely to the property acquired in connection with the Capital Lease Obligations;

(8) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds, as long as the deposit account is not a dedicated cash collateral account and is not subject to restrictions against access in excess of those set forth by regulations promulgated by the Federal Reserve Board and the deposit account is not intended to provide collateral to the depository institution;

(9) Liens on personal property to secure loans maturing not more than one year from the date of the creation of the loan and on accounts receivable associated with a receivables financing program of ours or any of our subsidiaries;

(10) Liens on our property or the property of any of our subsidiaries securing indebtedness or other obligations issued by the United States of America or any state or any department, agency or instrumentality or political subdivision of the United States of America or any state, or by any other country or any political subdivision of any other country, to finance all or any part of the purchase price of, or, in the case of real property, the cost of construction on or improvement of, any property or assets subject to the Liens, including Liens incurred in connection with pollution control, industrial revenue or similar financings; and

(11) any renewal, extension or replacement of any Lien permitted pursuant to (1), (2), (4), (5), (7) and (10) above or of any indebtedness secured by any such Lien, as long as the extension, renewal or replacement Lien is limited to all or any part of the same property that secured the Lien extended, renewed or replaced, plus improvements on the property, and the principal amount of indebtedness secured by the Lien and not otherwise authorized by clauses (1), (2), (4), (5), (7) and (10) does not exceed the principal amount of indebtedness plus any premium or fee payable in connection with the renewal, extension or replacement so secured at the time of the renewal, extension or replacement.

Consolidation, Merger and Conveyances

We may consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any person, only if:

•	we are the continuing corporation or the successor entity is a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof and assumes our obligations under the debt securities and the indenture pursuant to a supplemental indenture reasonably satisfactory to the trustee, provided that in the case when such successor entity is not a corporation, a co-obligor of the debt securities is a corporation;

•	after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•	certain other conditions specified in the indenture are met.

Upon complying with the foregoing conditions and the successor entity assuming all of our obligations under the indenture, such entity will be bound by the indenture and have all of our rights and powers thereunder as if it were an original party to the indenture, and, except in the case of a lease, all of our obligations under the indenture will terminate.

Events of Default

Definition. The indenture defines an Event of Default with respect to debt securities of any series issued thereunder as any one of the following events:

(1) failure to pay principal of (or any premium, if any, on) any debt security of that series when due;

(2) failure to pay any interest on any debt security of that series for 30 days after payment was due;

(3) failure to deposit any mandatory sinking fund payment, when due, in respect of any debt security of that series;

(4) failure to perform, or breach of, any other covenant or warranty of the Company in the indenture (other than a covenant or warranty included solely for the benefit of series of debt securities other than that series) continued for 60 days after written notice as provided in the indenture;

(5) certain events of bankruptcy, insolvency or reorganization; and

(6) any other Event of Default provided with respect to debt securities of that series.

Remedies. If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any of the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series to be due and payable immediately by written notice as provided in the indenture. Notwithstanding the foregoing, unless the applicable prospectus supplement states otherwise, if an Event of Default described in clause (5) with respect to the Company, or with respect to any debt securities of any series guaranteed by Sprint Communications as set forth in the respective supplemental indenture, Sprint Communications, occurs and is continuing, then all of the debt securities of that series shall become immediately due and payable without any further act by us, any holder or the trustee. At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, in accordance with the indenture, rescind and annul the acceleration and its consequences if:

•	we have paid or deposited with the trustee a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

•	we have cured or the holders have waived all Events of Default, other than the non-payment of accelerated principal and interest with respect to debt securities of that series, as provided in the indenture.

Obligations of Trustee. The indenture provides that the trustee will be under no obligation, subject to the duty of the trustee during an Event of Default to act with the required standard of care, to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer indemnity to the trustee satisfactory to it. Subject to the provisions for indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right, in accordance with applicable law, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

Under the indenture we must furnish to the trustee annually a statement regarding the performance of our obligations under the indenture and as to any default in performance.

Modification and Waiver

Modifications and Amendments. We and the trustee may modify and amend the indenture or debt securities of any series and, to the extent there is a series of debt securities guaranteed by Sprint Communications, the applicable supplemental indenture will provide that we, Sprint Communications and the trustee may modify and amend the Sprint Communications guarantee in most cases with the consent of the holders of a majority in principal amount of the outstanding debt securities affected by the modification or amendment.

Unless the applicable prospectus supplement states otherwise, however, we may not, without the consent of the holder of each outstanding debt security affected:

•	change the date specified in the debt security for the payment of the principal of, or any installment of principal of, or mandatory sinking fund or any premium or interest on, the debt security;

•	reduce the principal amount of, or any premium or rate of interest on, any debt security;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity of that debt security;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	modify conversion rights in a manner adverse to the holders of the debt securities; or

•	reduce the percentage in principal amount of outstanding debt securities, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

The indenture permits, with certain exceptions as noted above or as therein provided, the amendment thereof and the modification of our rights and obligations and the rights of the holders of each series of debt securities to be effected under the indenture at any time by us and the trustee with the consent of certain holders of our debt securities. With respect to any such series of debt securities, the required consent could be obtained from either the holders of a majority in principal amount of the debt securities of that series, or from the holders of a majority in principal amount of the debt securities of that series and all other series affected by that amendment, voting as a single class.

We and the trustee may, without the consent of the holders of the debt securities issued under the indenture, enter into supplemental indentures for, among others, one or more of the following purposes:

•	to evidence the succession of another person to us, and the assumption by such successor of our obligations under the indenture and the debt securities;

•	to add covenants of the Company, or surrender any of our rights, or add any rights for the benefit of the holders of all or any series of debt securities;

•	to cure any ambiguity, omission, defect or inconsistency in the indenture;

•	to establish the form or terms of any other series of debt securities;

•	to provide for the issuance of additional debt securities in accordance with the indenture;

•	to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•	to evidence and provide the acceptance of any successor trustee with respect to the debt securities of one or more series or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the indenture;

•	to add any additional events of default for the benefit of the holders of all or any series of debt securities;

•	to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registerable or not registerable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•	to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination:

•	shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such debt security with respect to such provision, or

•	shall become effective only when there is no such debt security outstanding;

•	to secure one or more series of the debt securities;

•	to make any provisions with respect to the optional conversion rights of holders, including providing for the conversion of the debt securities into any other security or securities of ours, provided that such provisions are not materially adverse to the interests of the holders of any debt securities then outstanding;

•	to add any guarantee of one or more series of the debt securities, including a Sprint Communications guarantee; or

•	to amend or supplement any provision contained in the indenture or in any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the holders of any debt securities then outstanding.

Waivers. The holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture may on behalf of the holders of all debt securities of that series waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the indenture with respect to that series, except a default in the payment of the principal of or any premium or interest on any debt security of that series or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.

With respect to any series of debt securities issued under the indenture, in addition to obtaining waivers from the holders of a majority in principal amount of outstanding debt securities of that series as provided under the preceding paragraph, a waiver of compliance with the indenture or of past defaults under the indenture can also be obtained from the holders of a majority in principal amount of debt securities of that series and all other series affected by the waiver, whether issued under the indenture or any other indenture of ours providing for such aggregated voting, all voting as a single class.

Defeasance

Unless the applicable prospectus supplement states otherwise, the following defeasance provisions will apply to the debt securities.

The indenture provides that we may elect either:

•	to defease and be discharged from any and all obligations with respect to all or any series of debt securities and with certain limited exceptions described below, which we refer to as full defeasance; or

•	to be released from our respective obligations with respect to all or any series of debt securities under the restrictive covenants in the indenture and the related Events of Default, which we refer to as covenant defeasance.

In order to accomplish full defeasance or covenant defeasance, we must deposit with the trustee, or other qualifying trustee, in trust, money and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on the debt securities to be defeased on the applicable due dates or redemption dates for the payments. In addition, in order to effect any such defeasance, no event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the notes of any series issued under the indenture shall have occurred and be continuing at the time of such deposit or, in the case of full defeasance only, with regard to certain bankruptcy events at any time on or prior to the 90th day after the date of such deposit. In connection with any such defeasance we must also deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of full defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if full defeasance or covenant defeasance had not occurred. The opinion, in the case of full defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. Obligations not discharged in a full defeasance include those relating to the rights of holders of outstanding debt securities to receive, solely from the trust fund described above, payments in respect of the principal of and any premium and interest on debt securities when due as set forth in the indenture, and obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities, to hold moneys for payment in trust and to compensate, reimburse and indemnify the trustee.

If debt securities of any series are guaranteed by Sprint Communications, the applicable supplemental indenture will provide that upon the effectiveness of defeasance with respect to the series of guaranteed debt securities, Sprint Communications shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by the Company, Sprint Communications or the trustee and without the consent of the holders of any debt securities.

The applicable prospectus supplement may further describe additional provisions, if any, permitting full defeasance or covenant defeasance with respect to the debt securities.

Discharge

We may satisfy and discharge our obligations under the indenture (and, in the case of guaranteed debt securities, the applicable supplemental indenture will provide the obligations of Sprint Communications under its guarantee) by delivering to the trustee for cancellation all debt securities outstanding under the indenture or by depositing with the trustee or the paying agent, no earlier than one year before the debt securities become due and payable, whether at stated maturity, or any redemption date, or otherwise, cash sufficient to pay all of the outstanding debt securities and paying all other sums payable under the indenture by us.

Sprint Communications Guarantee

The debt securities of any series may be guaranteed by Sprint Communications. However, the indenture governing the debt securities will not require that Sprint Communications guarantee any series of debt securities. As a result, a series of debt securities may or may not be guaranteed.

If the Company issues a series of guaranteed debt securities, a description of some of the terms of the guarantee of those debt securities will be set forth in the applicable prospectus supplement, including, but not limited to, the ranking and termination provisions thereof. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, Sprint Communications will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.

Regarding the Trustee

We have had a normal business banking relationship, including the maintenance of accounts and the borrowing of funds, with The Bank of New York Mellon Trust Company, N.A., who is the trustee under the indenture for the debt securities, and its affiliates. The address of the trustee is 2 N. LaSalle Street, Suite 700, Chicago, IL 60602, Attn: Corporate Trust Administration. The trustee may own our debt securities, and transact other business with us, subject to the Trust Indenture Act.

No Personal Liability of Directors, Officers, Employees and Stockholders

No recourse for payment of the principal of, or premium or interest, if any, on any of the debt securities, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours contained in the indenture, or in any of the debt securities, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator or any past, present or future partner, stockholder, other equity holder, officer, director, employee or controlling person, as such, of ours or of any successor person, either directly or through us or any successor person, whether by virtue of any constitution, statute or rule of law, or by enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability, either at common law or in equity or by constitution or statute, is hereby waived and released as a condition of, and as consideration for, the execution of the indenture and the issuance of the debt securities.

Governing Law

New York law governs the indenture and the debt securities (and any guarantee thereof).

Global Securities

Unless otherwise provided in the applicable prospectus supplement, the debt securities will be issued in the form of one or more global securities that will be deposited with, or on behalf of, DTC, as depositary. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole to a nominee of the depositary for that global security, or by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or a nominee of that successor depositary.

Book-Entry System

Unless otherwise provided in the applicable prospectus supplement, we will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. The depositary holds the debt securities on behalf of other financial institutions that participate in the depositary’s book-entry system; these participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers. Under the indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities. As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds a beneficial interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

DTC will act as the depositary for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered security certificates will be issued for each issue of debt securities.

The following information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy or completeness thereof.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S.and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from countries that DTC’s participants, referred to as direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, referred to as indirect participants. The DTC Rules applicable to its participants are on file with the SEC.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s book-entry records. The ownership interest of each actual purchaser of each debt security, or the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase.

Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of debt securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC (or its nominee), our agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a debt security; for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the beneficial owners of interests in a debt security.

DTC may discontinue providing its services as depositary with respect to the debt securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained, certificates for the debt certificates are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, certificates for the debt securities will be printed and delivered.

DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as “warrant agreements,” including the forms of certificates representing the warrants, which we refer to collectively as “warrant certificates,” and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and certificate for additional information before you purchase any of our warrants.

General

The prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•	the principal amount of, or the number of, securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

•	the designation and terms of the securities, if other than Common Stock, purchasable upon exercise of the warrants and of any securities, if other than Common Stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price, if any, of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	call provisions, if any, of the warrants;

•	anti-dilution provisions, if any, of the warrants; and

•	any other material terms of the warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement and warrant certificate relating to the warrants being offered.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise; or

•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of Common Stock or Preferred Stock, or any of the other securities that we may sell under this prospectus, at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. treasury securities, securing the holders’ obligations to purchase or sell the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement will describe, among other things:

•	the material terms of any purchase contracts and of the securities being sold pursuant to such purchase contracts;

•	any special U.S. federal income tax considerations applicable to the purchase contracts; and

•	any material provisions governing the purchase contracts that differ from those described above.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts. We encourage you to read the applicable purchase contract and, if applicable, collateral arrangements and depositary arrangements, for additional information before you purchase any of our purchase contracts.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. We encourage you to read the applicable unit agreement and unit certificate for additional information before you purchase any of our units.

Any applicable prospectus supplement may describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	any special U.S. federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may, from time to time, issue subscription rights, which may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights. You must look at the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

•	the price, if any, for the subscription rights;

•	the number of subscription rights issued;

•	the terms of the shares of common stock or shares of preferred stock or depositary shares;

•	the extent to which the subscription rights are transferable;

•	if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;

•	the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

•	whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and

•	any applicable U.S. federal income tax considerations.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Sprint Corporation incorporated in this Prospectus by reference from Sprint Corporation’s Annual Report on Form 10-K, and the effectiveness of Sprint Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Unless otherwise indicated in a supplement to this prospectus, the validity of the securities will be passed upon for us by Jones Day. Certain matters relating to the laws of the State of Kansas with respect to any guaranty of our debt securities provided by Sprint Communications will be passed on for us by Polsinelli PC, Kansas City, Missouri.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by us in connection with a distribution of securities registered under this registration statement:

SEC registration fee		*
Legal fees and expenses	*	*
Accounting fees and expenses	*	*
Printing fees	*	*
Trustee’s fees and expenses	*	*
Miscellaneous	*	*
Total	*	*

*	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933.

**	Estimated expenses are presently not known and cannot be estimated.

Item 15.	Indemnification of Directors and Officers

Sprint Corporation

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and the amended and restated certificate of incorporation and amended and restated bylaws of Sprint Corporation (“Sprint”).

Sprint is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) as the same exists or may hereafter be amended, inter alia, provides that a Delaware corporation may indemnify any person who was, or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation.

Where a present or former director or officer has been successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the person against the expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Article IX of Sprint’s amended and restated certificate of incorporation provides for such limitation of liability.

Article VI of Sprint’s bylaws states that Sprint may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was serving at the request the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability arising out of his status as such, whether or not the corporation would have the power to indemnify such persons against liability. Sprint carries standard directors and officers liability coverage for its directors and officers and the directors and officers of its subsidiaries. Subject to certain limitations and exclusions, the policies reimburse the corporation for liabilities indemnified under the bylaws and indemnify the directors and officers against additional liabilities not indemnified under the bylaws.

Sprint has entered into indemnification agreements with its directors and officers. These agreements provide for the indemnification, to the full extent permitted by law, of expenses, judgments, fines, penalties and amounts paid in settlement incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding on account of service as a director, officer, employee or agent of Sprint.

Sprint Communications, Inc.

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and the Amended Articles of Incorporation and Amended and Restated Bylaws of Sprint Communications, Inc. (“Sprint Communications”).

Under Section 17-6305 of the Kansas General Corporation Code (the “KGCC”) a corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless the court in which such action was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

Consistent with Section 17-6305 of the KGCC, Sections 5.1 and 5.2 of the Amended and Restated Bylaws of Sprint Communications provide that Sprint Communications will indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, or proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Sprint Communications. With respect to a criminal action or proceeding, the director or officer must also have had no reasonable cause to believe his conduct was unlawful.

In accordance with Section 17-6002(b)(8) of the KGCC, Sprint Communications’ Amended Articles of Incorporation provide that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to Sprint Communications or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 17-6424 of the KGCC (unlawful payment of dividends)or (iv) transactions from which a director derives an improper personal benefit.

Under Section 5.6 of the Amended and Restated Bylaws of Sprint Communications, Sprint Communications may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of Sprint Communications, or who is or was serving at the request of Sprint Communications as a director, officer or employee of any other enterprise, against any liability arising out of his status as such, whether or not Sprint Communications would have the power to indemnify such persons against liability. Sprint Communications carries standard directors and officers liability coverage for its directors and officers and the directors and officers of its subsidiaries. Subject to certain limitations and exclusions, the policies reimburse Sprint Communications for liabilities indemnified under its Amended and Restated Bylaws.

Sprint Communications has entered into indemnification agreements with its directors and officers. These agreements provide for the indemnification, to the full extent permitted by law, of expenses, judgments, fines, penalties and amounts paid in settlement incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding on account of service as a director, officer, employee or agent of Sprint Communications.

Item 16.	Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement for Equity Securities.**

1.2	Form of Underwriting Agreement for Debt Securities.**

3.1	Amended and Restated Certificate of Incorporation of Sprint Corporation (filed as Exhibit 3.1 to Sprint’s Current Report on Form 8-K (SEC File No. 001-04721) filed July 11, 2013 and incorporated herein by reference).

3.2	Amended and Restated Bylaws of Sprint Corporation (filed as Exhibit 3.2 to Sprint’s Current Report on Form 8-K (SEC File No. 001-04721) filed August 7, 2013 and incorporated herein by reference).

3.3	Amended Articles of Incorporation of Sprint Communications, Inc. (filed as Exhibit 3.3 to Sprint’s Registration Statement on Form S-4 (SEC File No. 333-199184) filed on October 6, 2014 and incorporated herein by reference).

3.4	Amended and Restated Bylaws of Sprint Communications, Inc. (filed as Exhibit 3.4 to Sprint’s Registration Statement on Form S-4 (SEC File No. 333-199184) filed on October 6, 2014 and incorporated herein by reference).

4.1	The rights of Sprint’s equity security holders are defined in Sprint’s Amended and Restated Certificate of Incorporation. See Exhibit 3.1.

4.2	Indenture, dated as of October 1, 1998 (the “1998 Indenture”), by and among Sprint Capital Corporation, Sprint Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.) (filed as Exhibit 4(b) to Sprint’s Quarterly Report on Form 10-Q (SEC File No. 001-04721) filed on November 2, 1998 and incorporated herein by reference).

4.3	First Supplemental Indenture to the 1998 Indenture, dated as of January 15, 1999, by and among Sprint Capital Corporation, Sprint Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.) (filed as Exhibit 4(b) to Sprint’s Current Report on Form 8-K (SEC File No. 001-04721) filed on February 3, 1999 and incorporated herein by reference).

4.4	Second Supplemental Indenture to the 1998 Indenture, dated as of October 15, 2001, by and among Sprint Capital Corporation, Sprint Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.) (filed as Exhibit 99 to Sprint’s Current Report on Form 8-K (SEC File No. 001-04721) filed on October 29, 2001 and incorporated herein by reference).

4.5	Third Supplemental Indenture to the 1998 Indenture, dated as of September 11, 2013, by and among Sprint Corporation, Sprint Capital Corporation, Sprint Communications, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.) (filed as Exhibit 4.5 to Sprint’s Current Report on Form 8-K (SEC File No. 001-04721) filed on September 11, 2013 and incorporated herein by reference).

4.6	Indenture, dated as of November 20, 2006 (the “2006 Indenture”), by and between Sprint Nextel Corporation and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.1 to Sprint’s Current Report on Form 8-K (SEC File No. 001-04721) filed on November 9, 2011 and incorporated herein by reference).

4.7	First Supplemental Indenture to the 2006 Indenture, dated as of November 9, 2011, by and between Sprint Nextel Corporation and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.2 (SEC File No. 001-04721) to Sprint’s Current Report on Form 8-K filed on November 9, 2011 and incorporated herein by reference).

4.8	Second Supplemental Indenture to the 2006 Indenture, dated as of November 9, 2011, by and among Sprint Nextel Corporation, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.3 to Sprint’s Current Report on Form 8-K (SEC File No. 001-04721) filed on November 9, 2011 and incorporated herein by reference).

4.9	Fourth Supplemental Indenture to the 2006 Indenture, dated as of March 1, 2012, by and among Sprint Nextel Corporation, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.2 to Sprint’s Current Report on Form 8-K (SEC File No. 001-04721) filed on March 1, 2012 and incorporated herein by reference).

4.10	Fifth Supplemental Indenture to the 2006 Indenture, dated as of August 14, 2012, by and between Sprint Nextel Corporation and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.1 to Sprint’s Current Report on Form 8-K (SEC File No. 001-04721) filed on August 14, 2012 and incorporated herein by reference).

4.11	Sixth Supplemental Indenture to the 2006 Indenture, dated as of November 14, 2012, by and between Sprint Nextel Corporation and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.1 to Sprint’s Current Report on Form 8-K (SEC File No. 001-04721) filed on November 14, 2012 and incorporated herein by reference).

4.12	Seventh Supplemental Indenture to the 2006 Indenture, dated as of November 20, 2012, by and between Sprint Nextel Corporation and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.1 to Sprint’s Current Report on Form 8-K (SEC File No. 001-04721) filed on November 20, 2012 and incorporated herein by reference).

4.13	Eighth Supplemental Indenture to the 2006 Indenture, dated as of September 11, 2013, by and among Sprint Corporation, Sprint Communications, Inc. and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.4 to Sprint’s Current Report on Form 8-K (SEC File No. 001-04721) filed on September 11, 2013 and incorporated herein by reference).

4.14	Ninth Supplemental Indenture to the 2006 Indenture, dated as of June 26, 2014, by and between Bright PCS, Holdings, Inc., Bright Personal Communications Services, LLC, Horizon Personal Communications, Inc., iPCS Equipment, Inc., iPCS Wireless, Inc., Pinsight Media+, Inc., OneLouder Apps, Inc., iPCS, Inc., Sprint Communications, Inc. and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.1 to Sprint’s Quarterly Report on Form 10-Q (SEC File No. 001-04721) filed on August 8, 2014 and incorporated herein by reference).

4.15	Tenth Supplemental Indenture to the 2006 Indenture, dated as of August 9, 2016, by and among Virgin Mobile USA – Evolution, Inc., as new guarantor, Sprint Communications, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 4.4 to Sprint’s Quarterly Report on Form 10-Q (SEC File No. 001-04721) filed on February 6, 2017 and incorporated herein by reference).

4.16	Eleventh Supplemental Indenture to the 2006 Indenture, dated as of November 16, 2016, by and among Sprint Communications, Inc., The Bank of New York Mellon Trust Company, N.A., as trustee and certain subsidiaries of Sprint Corporation as new guarantors (filed as Exhibit 4.5 to Sprint’s Quarerly Report on Form 10-Q (SEC File No. 001-04721) filed on February 6, 2017 and incorporated herein by reference).

4.17	Twelfth Supplemental Indenture to the 2006 Indenture, dated as of June 30, 2017, by and among Sprint Connect LLC, Sprint Communications, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 4.1 to Sprint’s Quarterly Report on Form 10-Q (SEC File No. 001-04721) filed on August 3, 2017 and incorporated herein by reference).

4.18	Indenture, dated as of September 11, 2013 (the “2013 Indenture”), by and between Sprint Corporation and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.1 to Sprint’s Current Report on Form 8-K (SEC File No. 001-04721) filed on September 11, 2013 and incorporated herein by reference).

4.19	First Supplemental Indenture to the 2013 Indenture, dated as of September 11, 2013, by and among Sprint Corporation, Sprint Communications, Inc. and The Bank of New York Mellon Trust Company, N.A (filed as Exhibit 4.2 to Sprint’s Current Report on Form 8-K (SEC File No. 001-04721) filed on September 11, 2013 and incorporated herein by reference).

4.20	Second Supplemental Indenture to the 2013 Indenture, dated as of September 11, 2013, by and among Sprint Corporation, Sprint Communications, Inc. and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.3 to Sprint’s Current Report on Form 8-K (SEC File No. 001-04721) filed on September 11, 2013 and incorporated herein by reference).

4.21	Third Supplemental Indenture to the 2013 Indenture, dated as of December 12, 2013, by and among Sprint Corporation, Sprint Communications, Inc. and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.1 to Sprint’s Current Report on Form 8-K (SEC File No. 001-04721) filed on December 12, 2013 and incorporated herein by reference).

4.22	Fourth Supplemental Indenture to the 2013 Indenture, dated as of February 24, 2015, by and among Sprint Corporation, Sprint Communications, Inc. and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.1 to Sprint’s Current Report on Form 8-K (SEC File No. 001-04721) filed no February 24, 2015 and incorporated herein by reference).

4.23	Indenture, dated as of October 27, 2016 (the “2016 Indenture”), among Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, Sprint Spectrum Co III LLC and Deutsche Bank Trust Company Americas, as trustee and securities intermediary (filed as Exhibit 4.1 to Sprint’s Current Report on Form 8-K (SEC File No. 001-04721) filed on November 2, 2016 and incorporated herein by reference).

4.24	Series 2016-1 Supplement to the 2016 Indenture, dated as of October 27, 2016, among Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, Sprint Spectrum Co III LLC and Deutsche Bank Trust Company Americas, as trustee and securities intermediary (filed as Exhibit 4.2 to Sprint’s Current Report on Form 8-K (SEC File No. 001-04721) filed on November 2, 2016 and incorporated herein by reference).

4.25	Form of Certificate of Designation for Sprint preferred stock (together with form of preferred stock certificate).**

4.26	Form of Deposit Agreement, including form of Sprint Depositary Receipt for Sprint depositary shares.**

4.27	Form of Warrant Agreement, including form of Sprint Warrant.**

4.28	Forms of Debt Security.**

4.29	Form of Purchase Contract.**

4.30	Form of Unit Certificates.**

4.31	Form of Subscription Agent Agreement.**

4.32	Form of Subscription Certificate.**

5.1	Opinion of Jones Day.

5.2	Opinion of Polsinelli PC.

12.1	Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12 to Sprint’s Quarterly Report on Form 10-Q (SEC File No. 001-04721) for the quarter ended December 31, 2017, filed on February 6, 2017 and incorporated herein by reference).

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Jones Day (included in Exhibit 5.1).

23.3	Consent of Polsinelli PC (included in Exhibit 5.2).

24.1	Power of Attorney with respect to Sprint Corporation.

24.2	Power of Attorney with respect to Sprint Corporation.

24.3	Power of Attorney with respect to Sprint Communications, Inc.

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee, with respect to the Indenture, dated as of September 11, 2013.

**	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act, as amended, to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 12th day of February, 2018.

SPRINT CORPORATION

By:	/s/ Jorge E. Gracia
Name:	Jorge E. Gracia
Title:	Chief Legal Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Raul Marcelo Claure	Chief Executive Officer and Director (Principal Executive Officer)	February 12, 2018

* Michel Combes	Chief Financial Officer, President and Director (Principal Financial Officer)	February 12, 2018

* Paul W. Schieber, Jr.	Controller (Principal Accounting Officer)	February 12, 2018

* Masayoshi Son	Chairman of the Board	February 12, 2018

* Ronald D. Fisher	Vice Chairman of the Board	February 12, 2018

* Patrick T. Doyle	Director	February 12, 2018

* Gordon M. Bethune	Director	February 12, 2018

* Julius Genachowski	Director	February 12, 2018

* Sara Martinez Tucker	Director	February 12, 2018

* Adm. Michael G. Mullen	Director	February 12, 2018

*	The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which is being filed herewith on behalf of such directors and officers.

By:	/s/ Jorge E. Gracia
Jorge E. Gracia
as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 12th day of February, 2018.

SPRINT COMMUNICATIONS, INC.

By:	/s/ Jorge E. Gracia
Name:	Jorge E. Gracia
Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Raul Marcelo Claure	President (Principal Executive Officer)	February 12, 2018

* Michel Combes	Chief Financial Officer (Principal Financial Officer)	February 12, 2018

* Paul W. Schieber, Jr.	Vice President and Controller (Principal Accounting Officer)	February 12, 2018

* Stefan K. Schnopp	Director	February 12, 2018

* Katie True-Awtry	Director	February 12, 2018

* Jorge E. Gracia	Vice President and Director	February 12, 2018

*	The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which is being filed herewith on behalf of such directors and officers.

By:	/s/ Jorge E. Gracia
Jorge E. Gracia
as Attorney-in-Fact